UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): December 21, 2020

NESCO HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38186	84-2531628
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6714 Pointe Inverness Way, Suite 220 Fort Wayne, Indiana	46804
(Address of principal executive offices)	(Zip code)

(800) 252-0043

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Common Stock, $0.0001 par value	NSCO	New York Stock Exchange
Redeemable warrants, exercisable for Common Stock, $0.0001 par value	NSCO WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement

On December 21, 2020, Nesco Holdings, Inc. (“Nesco”) entered into Subscription Agreements (the “Subscription Agreements”) with certain investors (the “PIPE Investors”) to finance in part the previously announced acquisition of Custom Truck One Source (“CTOS”). Pursuant to the Subscription Agreements, concurrently with the closing of the transactions contemplated by the Common Stock Purchase Agreement, dated December 3, 2020 (the “Investment Agreement”), between the Company and PE One Source Holdings, LLC, the PIPE Investors will purchase an aggregate of 28,000,000 shares of Nesco common stock at $5.00 per share for an aggregate purchase price of $140,000,000 (the “Private Placement”).

The Subscription Agreements will be terminated, and be of no further force and effect, upon the earlier to occur of (i) such date and time as the Investment Agreement is terminated in accordance with its terms, (ii) upon the mutual written agreement of Nesco and the applicable PIPE Investor, or (iii) July 1, 2021.

As part of the transactions contemplated by the Subscription Agreements, the Company and the PIPE Investors will enter into a Registration Rights Agreement whereby the PIPE Investors will be entitled to certain demand and piggyback registration rights in respect of the shares of Nesco common stock issued in the Private Placement.

The form of Subscription Agreement (which includes as an exhibit a copy of the Registration Rights Agreement) is filed as Exhibit 10.1 to this Current Report, and the foregoing description of the Subscription Agreement and the Registration Rights Agreement is qualified in its entirety by reference to the full text of the form of Subscription Agreement and Registration Rights Agreement.

Item 3.02. Unregistered Sales of Equity Securities

The information contained in Item 1.01 is incorporated herein by reference.

As described in Item 1.01, under the terms of the Subscription Agreements, Nesco has agreed to issue shares of common stock to the PIPE Investors. The issuance and sale will be exempt from registration under the Securities Act, pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Rule 506(c) of Regulation D of the Securities Act . Each PIPE Investor represented to Nesco that it is an “accredited investor” as defined in Rule 501 of the Securities Act and that the common stock is being acquired for investment purposes and not with a view to, or for sale in connection with any distribution thereof, and appropriate legends will be affixed to any certificates evidencing the shares of common stock.

Item 8.01. Other Events.

On December 21, 2020, Nesco issued a press release announcing the execution of the Subscription Agreements. The full text of the Press Release is attached as Exhibit 99.1 to this Current Report and is incorporated by reference herein. As a result of the Private Placement and expected indebtedness upon closing of the CTOS acquisition, based on adjusted EBITDA for the twelve months ended September 30, 2020, net leverage for the combined business after giving effect to cost synergies would have been 4.1x. Additionally, attached as Exhibit 99.2 to this Current Report is an investor presentation used in connection with the Private Placement.

Additional Information About the Acquisition and Where to Find It

This communication is being made in respect of the proposed acquisition of Custom Truck by Nesco. A special meeting of the stockholders of Nesco will be announced as promptly as practicable to seek stockholder approval in connection with the proposed acquisition. Nesco expects to file with the Securities and Exchange Commission (“SEC”) a proxy statement and other relevant documents in connection with the proposed acquisition. The definitive proxy statement will be sent or given to the stockholders of Nesco and will contain important information about the proposed transaction and related matters. INVESTORS AND STOCKHOLDERS OF NESCO ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT NESCO, CUSTOM TRUCK AND THE ACQUISITION. Investors may obtain a free copy of these materials (when they are available) and other documents filed by Nesco with the SEC at the SEC’s website at www.sec.gov, at Nesco’s website at www.nescospecialty.com or by sending a written request to Nesco Holdings, Inc., 6714 Pointe Inverness Way, Suite 220, Fort Wayne, Indiana 46804, Attention: Chief Financial Officer and Secretary.

Participants in the Solicitation

Nesco and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the acquisition. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Nesco’s stockholders in connection with the acquisition will be set forth in Nesco’s definitive proxy statement for its special stockholder meeting. Additional information regarding these individuals and any direct or indirect interests they may have in the acquisition will be set forth in the definitive proxy statement when it is filed with the SEC in connection with the Merger. You can find information about Nesco’s directors and executive officers in Nesco’s filings with the SEC, including Nesco’s definitive proxy statement for its 2020 Annual Meeting of Stockholders, which was filed with the SEC on May 1, 2020.

Forward Looking Statements

Certain statements contained in this current report may be considered forward-looking statements within the meaning of U.S. securities laws, including section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the proposed transaction and the ability to consummate the proposed transaction. When used in this current report, the words “potential,” “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. these forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Nesco’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. important factors, among others, that may affect actual results or outcomes include: the ability to consummate the acquisition of CTOS and to integrate the acquisition into the Nesco business; the ability to consummate the private placement; failure to obtain necessary stockholder and regulatory approvals or to satisfy any of the other conditions related to the acquisition of CTOS; the ability to realize expected synergies and the timing for any such realization; projected financial results for Nesco and CTOS, including on a combined basis; potential litigation associated with the acquisition of CTOS; the potential impact of the announcement of the acquisition of CTOS on Nesco’s or CTOS’s relationships, including with suppliers, customers, employees and regulators; the impact of the COVID-19 pandemic on Nesco’s or CTOS’s business operations, as well as the overall economy; Nesco’s ability to execute on its plans to develop and market new products and the timing of these development programs; Nesco’s estimates of the size of the markets for its solutions; the rate and degree of market acceptance of Nesco’s solutions; the success of other competing technologies that may become available; Nesco’s ability to identify and integrate acquisitions, including the acquisition of Truck Utilities; the performance and security of Nesco’s services; potential litigation involving Nesco; and general economic and market conditions impacting demand for Nesco’s services. For a more complete description of these and other possible risks and uncertainties, please refer to Nesco’s annual report on form 10-K filed with the securities and exchange commission on March 13, 2020 and quarterly report on form 10-Q filed with the securities and exchange commission on May 7, 2020, as well as to Nesco’s subsequent filings with the SEC. Should one or more of these material risks occur, or should the underlying assumptions change or prove incorrect, Nesco’s actual results, performance, achievements or plans could differ materially from those expressed or implied in any forward-looking statement. The forward-looking statements contained herein speak only as of the date hereof, and Nesco undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1†	Form of Subscription Agreement
99.1	Press Release Issued by Nesco Holdings, Inc., dated December 21, 2020
99.2	Investor Presentation
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

†	Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Nesco agrees to furnish a supplemental copy of any omitted schedule or attachment to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2020	Nesco Holdings, Inc.

/s/ Joshua A. Boone
Joshua A. Boone
Chief Financial Officer and Secretary

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